Exhibit 2

REDEMPTION AGREEMENT

This Redemption Agreement (this “Agreement”), dated July 16, 2012, is by and between Victory Park Credit Opportunities, L.P., a Delaware limited partnership (“VPCO”), and Victory Park Credit Opportunities Master Fund, Ltd., a Cayman Islands exempted company (the “Master Fund”).

WHEREAS, the Master Fund is a private investment fund which holds certain equity and debt investments, including, but not limited to, secured notes, subordinated notes, preferred equity, common stock and warrants (collectively, the “Securities”), in each of the portfolio companies listed on Schedules A through L attached hereto (the “Portfolio Companies”);

WHEREAS, VPCO desires to sell all of the shares that it owns in the Master Fund as of the date hereof, estimated to be 46,080.2423 shares of the share capital of the Master Fund (the “Redeemed Shares”), and the Master Fund desires to redeem the Redeemed Shares, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Master Fund intends to make an in-kind distribution of the Securities of the Portfolio Companies to VPCO as consideration for the redemption of the Redeemed Shares.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, VPCO and the Master Fund each hereby agree as follows:

1. Redemption of the Redeemed Shares.

(a) Subject to the terms and conditions of this Agreement, VPCO hereby sells, assigns, transfers and delivers to the Master Fund all of the Redeemed Shares free and clear of all liens, security interests, claims, pledges and other encumbrances or restrictions whatsoever (“Liens”).

(b) As consideration for the sale and assignment contemplated by Section 1(a), the Master Fund hereby sells, assigns, transfers and delivers to VPCO all of the Master Fund’s right, title and interest in and to the Securities of the Portfolio Companies set forth on Schedules A through L attached hereto. VPCO hereby acknowledges receipt of copies of the documents, agreements, notes, certificates and instruments related to the Securities (the “Transaction Documents”). Except as otherwise set forth in this Agreement, from and after the date hereof, solely to the extent of the transferred interests in the Securities, (i) VPCO shall be a party to and be bound by the provisions of the Transaction Documents and shall acquire the Master Fund’s rights and assume its obligations thereunder, and (ii) the Master Fund shall relinquish its rights and be released from its obligations under the Transaction Documents.

(c) The Master Fund will deliver to VPCO any certificates representing any of the Securities and will take all actions and execute any documents necessary or convenient to cause the Securities to be properly transferred to VPCO and to be properly registered in the name of VPCO (the “Transfer Documents”), including assistance updating any book entry Securities. In connection therewith, the Master Fund by its execution of this Agreement irrevocably makes, constitutes and appoints VPCO as its true and lawful agent and attorney-in-fact, with full power of substitution, and full power and authority in the Master Fund’s name, place and stead, to make, execute, sign, acknowledge, swear to, record and file any such Transfer Documents.

(d) Except for the right to receive the Securities in accordance with this Agreement, all rights of VPCO with respect to the Redeemed Shares are hereby terminated and the Redeemed Shares are hereby cancelled.

2. Representations and Warranties of VPCO.

VPCO represents and warrants that:

(a) The Securities are being acquired by VPCO for VPCO’s own account without a view to the public resale or distribution of any part thereof, except pursuant to sales registered or exempted under the U.S. Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws (provided, however, that by making this representation, VPCO does not agree to hold the Securities for any minimum or specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and any applicable state securities laws);

(b) VPCO has had an opportunity to review the public filings of each of the Portfolio Companies and to discuss with the Master Fund, and ask questions of the Master Fund regarding, the business of the Portfolio Companies, and their management and financial affairs and the terms and conditions of the Securities and the Transaction Documents;

(c) VPCO understands that the transfer of the Securities from the Master Fund to VPCO (other than the transfer of the Securities of Unigene Laboratories, Inc. (“Unigene”)) has not been, and shall not be, registered under the 1933 Act by reason of an exemption from the registration provisions of the 1933 Act which depends upon, among other things, the accuracy of VPCO’s representations expressed herein;

(d) VPCO understands that the Securities (other than the Unigene Securities) are “restricted securities” under applicable U.S. laws and that, pursuant to these laws, VPCO must hold the Securities unless they are registered with the U.S. Securities and Exchange Commission and under applicable state securities laws or an exemption from such registration and qualification requirements is available (and the Securities may bear restricted legends to such effect), and further understands that the Securities are subject to certain restrictions on transfer pursuant to the Transaction Documents;

(e) VPCO is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities; and

(f) VPCO has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

3. Representations and Warranties of the Master Fund. The Master Fund represents and warrants that the Master Fund has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

4. Further Assurances. Each of the parties hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. Whenever possible, each provision of this Agreement shall be interpreted in such a manner to be effective, enforceable and valid under applicable law, but if any provision of this Agreement shall be prohibited by or unenforceable or invalid under applicable law, the parties affected thereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of such parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by such provision be consummated as originally contemplated to the fullest extent possible, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

6. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreements or undertakings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

8. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands without reference to conflicts of laws.

9. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by facsimile

(or equivalent electronic transmission), shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

11. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the respective parties hereto have executed as a deed and delivered this Redemption Agreement as of the day and year first above written.

VPCO:

VICTORY PARK CREDIT OPPORTUNITIES, L.P., a Delaware limited partnership

By:	Victory Park GP, LLC, a Delaware limited liability company, its general partner

By:	Jacob Capital, L.L.C., an Illinois limited liability company, its manager

By:	/s/ Richard Levy
Richard Levy, sole member

WITNESSED BY:

/s/ Scott R. Zemnick
Signature

Scott R. Zemnick
Name

Master Fund:

VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD., a Cayman Islands exempted company

By:	/s/ Brendan Carroll
Name:	Brendan Carroll
Title:	Director

WITNESSED BY:

/s/ Scott R. Zemnick
Signature

Scott R. Zemnick
Name

[Signature Page to Redemption Agreement]

SCHEDULE J*

Unigene Laboratories Inc.

Securities	Face/ Shares
Senior Secured Convertibles Note	$14,799,767.00
Accrued Paid-in-Kind Interest under Senior Secured Convertibles Note	$752,321.48
Common Stock	4,844,497

*	This schedule contains estimated face/share amounts as of July 16, 2012 and is subject to change based on the calculation of the net asset values of Victory Park Credit Opportunities Master Fund, Ltd., Victory Park Credit Opportunities, L.P. and Victory Park Credit Opportunities Intermediate Fund, L.P. as described in that certain Amended and Restated Confidential Private Placement Memorandum of Victory Park Credit Opportunities, L.P. dated June 2012.